EXHIBIT 5

                             HOGAN & HARTSON L.L.P.
                           555 THIRTEENTH STREET, N.W.
                             WASHINGTON, D.C. 20004




                                 March 18, 1999



Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut  06702

Ladies and Gentlemen:

     We are acting as special counsel to Webster Financial Corporation, a Delaware corporation ("Webster Financial"), in connection with its registration statement on Form S-4 (the "Registration Statement") (File No. 333-71983), as amended by Pre-Effective Amendment No. 1 thereto, filed with the Securities and Exchange Commission relating to the proposed offering of up to 2,451,214 shares of Webster Financial's common stock, par value $.01 per share, all of which shares (the "Shares") are to be issued by Webster Financial in accordance with the terms of the Agreement and Plan of Merger, dated as of November 11, 1998, by and between Webster Financial and Village Bancorp, Inc. (the "Agreement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1. An executed copy of the Registration Statement and Pre-Effective Amendment No. 1 thereto.

     2.   An executed copy of the Agreement.

     3. The Restated Certificate of Incorporation of Webster Financial, with amendments thereto, as certified by the Secretary of Webster Financial on the date hereof as then being complete, accurate and in effect.

     4. The Bylaws of Webster Financial, with amendments thereto, as certified by the Secretary of Webster Financial on the date hereof as then being complete, accurate and in effect.

     5. Resolutions of the Board of Directors of Webster Financial adopted at a meeting held on October 26, 1998, as certified by the Secretary of Webster Financial on the date hereof as then being complete, accurate and in effect, relating to, among other things, the issuance of the Shares and arrangements in connection therewith.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy

Board of Directors
Webster Financial Corporation
March 18, 1999
Page 2



and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

     Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, as amended, (ii) issuance of the Shares pursuant to the terms of the Agreement, and (iii) receipt by Webster Financial of the consideration for the Shares specified in the Agreement and resolutions of the Board of Directors, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

     We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of Pre-Effective Amendment No. 1 to the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5 to Pre-Effective Amendment No. 1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting a part of Pre-Effective Amendment No. 1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                          Very truly yours,


                                                          HOGAN & HARTSON L.L.P.